SUBJECT:	Rule 10f-3 Report

The following funds purchased
securities and complied with
the provisions of Rule 10f-3.

Salomon Brothers Small Cap
Growth Fund

10f-3 REPORT

SALOMON BROTHERS
SMALL CAP GROWTH FUND
September 1, 2001 through
December 31, 2001

Issuer: Therasense
Trade Date: 10/12/01
Seller Dealer: Piper Jaffrey
Purchase Amount: $3,800
Price: $19.00
% of Issue (1): 0.01A

Issuer: AMN Healthcare Ser.
Trade Date: 11/12/01
Seller Dealer: Banc of America
Purchase Amount: $15,300
Price: $17.00
% of Issue (1): 0.05B

Issuer: Weight Watchers
Trade Date: 11/14/01
Seller Dealer: CS First Boston
Purchase Amount: $1,644,000
Price: $24.00
% of Issue (1): 0.41C

Issuer: Netscreen Technologies
Trade Date: 12/11/01
Seller Dealer: Goldman Sachs
Purchase Amount: $24,000
Price: $16.00
% of Issue (1): 0.08D

(1) Represents purchases by
all affiliated funds; may
not exceed 25% of the offering.

A - A total of 500 shares was
purchased by funds in the
Salomon Brothers complex
for an aggregate purchase
price of $9,500.
B - A total of 5,300 shares
was purchased by funds in
the Salomon Brothers complex
for an aggregate purchase
price of $90,100.
C - A total of 72,000 shares
was purchased by funds in
the Salomon Brothers complex
for an aggregate purchase
price of $1,728,000.
D - A total of 8,200 shares was
purchased by funds in the
Salomon Brothers complex
for an aggregate purchase
price of $131,200.


The following funds purchased
securities and complied with
the provisions of Rule 10f-3.
1